UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 13, 2024

Tapestry, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 946-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange
5.350% Senior Notes due 2025	TPR25A	New York Stock Exchange
5.375% Senior Notes due 2027	TPR27A	New York Stock Exchange
5.875% Senior Notes due 2031	TPR31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on August 10, 2023, Tapestry, Inc. (the “Company”), Sunrise Merger Sub, Inc., a British Virgin Islands business company limited by shares with BVI company number 2129509 incorporated under the laws of the territory of the British Virgin Islands and a wholly owned subsidiary of the Company (“Merger Sub”), and Capri Holdings Limited, a British Virgin Islands business company limited by shares with BVI company number 524407 incorporated under the laws of the territory of the British Virgin Islands (“Capri” and, together with the Company and Merger Sub, the “Parties”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which and subject to the terms and conditions therein, Merger Sub would be merged with and into Capri (the “Merger”), with Capri surviving the Merger as a wholly owned subsidiary of the Company.

On November 13, 2024, the Parties entered into a Termination Agreement (the “Termination Agreement”), pursuant to which the Parties agreed that the Merger Agreement, including all schedules, annexes and exhibits thereto, was terminated (the “Termination Date”), effective immediately.  Pursuant to the Termination Agreement, the Company agreed to reimburse Capri for its expenses in an amount equal to $45,088,675 in cash on November 14, 2024. The Parties also agreed to release each other from claims, demands, damages, actions, causes of action and liability relating to or arising out of the Merger Agreement and the transactions contemplated therein or thereby.

The Company’s Term Loan Agreement, dated as of August 30, 2023, among the Company, Bank of America N.A., as administrative agent, and the financial institutions parties thereto as lenders (the “Term Loan Agreement”) and all commitments thereunder were terminated concurrently with the effectiveness of the Termination Agreement.

The foregoing descriptions of the Merger Agreement, the Termination Agreement and the Term Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on August 10, 2023, the Termination Agreement, which is attached hereto as Exhibit 10.1 and the Term Loan Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 1, 2023, each of which is incorporated by reference herein.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Pursuant to the terms of the Indenture (the “Base Indenture”), dated as of December 21, 2021, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by: (i) with respect to the Company’s €500,000,000 aggregate principal amount of 5.350% senior unsecured notes due 2025 (the “2025 EUR Notes”), €500,000,000 aggregate principal amount of 5.375% senior unsecured notes due 2027 (the “2027 EUR Notes”) and €500,000,000 aggregate principal amount of 5.875% senior unsecured notes due 2031 (the “2031 EUR Notes” and, together with the 2025 EUR Notes and the 2027 EUR Notes, the “EUR Notes”), the Third Supplemental Indenture, dated as of November 27, 2023, among the Company, the Trustee, and Elavon Financial Services DAC, UK Branch, as paying agent (together with the Base Indenture, the “EUR Indenture”); and (ii) with respect to the Company’s $500,000,000 aggregate principal amount of 7.050% senior unsecured notes due 2025 (the “2025 USD Notes”), $750,000,000 aggregate principal amount of 7.000% senior unsecured notes due 2026 (the “2026 USD Notes”), $1,000,000,000 aggregate principal amount of 7.350%  senior unsecured notes due 2028 (the “2028 USD Notes”), $1,000,000,000 aggregate principal amount of 7.700% senior unsecured notes due 2030 (the “2030 USD Notes”) and $1,250,000,000 aggregate principal amount of 7.850% senior unsecured notes due 2033 (the “2033 USD Notes” and, together with the 2025 USD Notes, the 2026 USD Notes, the 2028 USD Notes and the 2030 USD Notes, the “USD Notes” and, together with the EUR Notes, the “Notes”), the Second Supplemental Indenture, dated as of November 27, 2023, between the Company and the Trustee (together with the Base Indenture, the “USD Indenture”), the Company is required, due to the termination of the Merger Agreement, to redeem all outstanding Notes.  The 2025 EUR Notes are listed on the New York Stock Exchange (the “NYSE”) under the symbol TPR25A, the 2027 EUR Notes are listed on the NYSE under the symbol TPR27A and the 2031 EUR Notes are listed on the NYSE under the symbol TPR31.

The redemption price for the Notes will be 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the date of redemption. Pursuant to the terms of each of the EUR Indenture and the USD Indenture, the Company will provide notice of the special mandatory redemption to holders of the EUR Notes and USD Notes, respectively, with a copy to the Trustee on the Termination Date. The date of redemption will be on or about November 25, 2024. The Company expects to fund the redemption of the Notes with cash on hand. As a result of the redemption of the Notes, in the second fiscal quarter of 2024, the Company will recognize, on a pre-tax basis, in its net income the entire approximately $57.1 million unamortized portion of the related cash flow hedge losses, debt issuance costs and debt issuance discounts and the entire approximately $61.1 million redemption premium paid on the Notes upon such redemption.

The paying agent for the EUR Notes is Elavon Financial Services DAC, UK Branch located at 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom, and the paying agent for the USD Notes is U.S. Bank Trust Company, National Association, located at 100 Wall Street, Suite 600, New York, NY 10005.

Item 7.01	Regulation FD Disclosure.

On November 14, 2024, the Company issued a press release announcing the termination of the Merger Agreement and the entry into the Termination Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information included under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 13, 2024, the board of directors of the Company (the “Board”) authorized the Company to repurchase up to $2.0 billion of outstanding shares of its common stock, $0.01 par value per share, pursuant to a new share repurchase program. Under the share repurchase program, the Company may repurchase shares on the open market, in privately negotiated transactions or in other transactions, including accelerated share repurchase programs. The Company intends to launch an accelerated share repurchase program in the coming weeks and expects to fund it with cash on hand and proceeds from debt, which may include borrowings under its revolving credit facility, borrowings under a new term loan facility or the issuance of new debt. The $2.0 billion authorized for purchases under the new repurchase program is supplemental to the $800 million remaining in authorized purchases under the share repurchase program authorized by the Board in May 2022.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements based on management’s current expectations. Forward-looking statements include, but are not limited to, statements regarding the Company’s capital deployment plans, including anticipated share repurchase plans, and statements that can be identified by the use of forward-looking terminology such as “may,” “can,” “if,” “continue,” “assume,” “should,” “expect,” “confidence,” “goals,” “trends,” “anticipate,” “intend,” “estimate,” “on track,” “future,” “plan,” “deliver,” “potential,” “position,” “believe,” “will,” “target,”  “guidance,” “forecast,” “outlook,” “commit,” “leverage,” “generate,” “enhance,”  “innovation,” “drive,” “effort,” “progress,” “confident,”  “uncertain,” “achieve,” “strategic,”  “growth,” “proposed acquisition,” “we can stretch what’s possible,” similar expressions, and variations or negatives of these words. Future results may differ materially from management’s current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of economic conditions, recession and inflationary measures, risks associated with operating in international markets and our global sourcing activities, the ability to anticipate consumer preferences and retain the value of our brands, including our ability to execute on our e-commerce and digital strategies, the ability to successfully implement the initiatives under our 2025 growth strategy, the effect of existing and new competition in the marketplace, the effect of seasonal and quarterly fluctuations on our sales or operating results, the risk of cybersecurity threats and privacy or data security breaches, our ability to satisfy our outstanding debt obligations or incur additional indebtedness, the risks associated with climate change and other corporate responsibility issues, the impact of tax and other legislation, the risks associated with potential changes to international trade agreements and the imposition of additional duties on importing our products, our ability to protect against infringement of our trademarks and other proprietary rights, and the impact of pending and potential future legal proceedings, etc. In addition, purchases of shares of the Company’s common stock will be made subject to market conditions and at prevailing market prices. Please refer to the Company’s latest Annual Report on Form 10-K, latest Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Termination Agreement, dated November 13, 2024, by and among Tapestry, Inc., Sunrise Merger Sub, Inc. and Capri Holdings Limited
99.1	Press Release of Tapestry, Inc., dated November 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2024	TAPESTRY, INC.

	By:	/s/ David E. Howard
	Name:	David E. Howard
	Title:	General Counsel and Secretary